EXECUTION COPY

CHESAPEAKE ENERGY CORPORATION

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO

as Subsidiary Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated March 18, 2013

To Indenture dated as of August 2, 2010

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THIS FOURTEENTH SUPPLEMENTAL INDENTURE dated as of March 18, 2013 (this “Supplemental Indenture”), is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), the Subsidiary Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Series Trustee”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Base Indenture (as defined below).

RECITALS:

WHEREAS, the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Existing Trustee”) are parties to an Indenture, dated as of August 2, 2010 (the “Base Indenture,” as supplemented, the “Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, bonds and other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Securities”), and the guarantee by each Subsidiary Guarantor of each such series of such Securities, the terms of which provide for such guarantee; and

WHEREAS, Section 7.08 of the Base Indenture permits the Company to appoint a separate Trustee for any one or more series of Securities; and

WHEREAS, pursuant to Section 9.01(5) of the Indenture, the Company and the Subsidiary Guarantors may amend or supplement the Indenture or the Securities of any series without notice to or consent of any Holder to evidence the acceptance or appointment by a separate Trustee with respect to one or more series of Securities; and

WHEREAS, the Company desires hereby to appoint the Series Trustee as Trustee under the Indenture so that the Series Trustee may henceforth serve as the Trustee with respect to, and only with respect to, one or more series of Securities issued on or after the date hereof; and

WHEREAS, the Existing Trustee shall remain the Trustee with respect to each series of Securities issued prior to the date hereof; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a legal, valid and binding agreement of the parties hereto, enforceable in accordance with its terms.

NOW, THEREFORE, in consideration of the agreements and obligations ser forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the following provisions shall supplement the Base Indenture:

ARTICLE 1

THE SERIES TRUSTEE

Section 1.1 Appointment of Series Trustee.

The Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, each series of Securities so designated, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Series Trustee with respect to each series of Securities for which the Series Trustee shall have been designated as the Trustee. Nothing in this Supplemental Indenture shall be construed to amend in any respect the rights, powers, trusts and duties of the Existing Trustee under the Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee. The Existing Trustee shall have no rights, powers, trusts and duties with respect to any series of Securities for which the Series Trustee is the Trustee.

Section 1.2 Eligibility of Series Trustee.

The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and the Base Indenture, including Section 7.10 thereof, to accept its appointment as Trustee with respect to each series of Securities for which it may be designated as Trustee under the Indenture and hereby accepts the appointment as such Trustee.

Section 1.3 Registrar, Paying Agent and Conversion Agent.

Unless otherwise expressly provided in connection with the establishment of a series of Securities, the Series Trustee shall serve as “Registrar,” “Paying Agent” and “Conversion Agent” with respect to each series of Securities for which it shall be designated as the Trustee.

Section 1.4 Concerning the Trustees.

The Series Trustee assumes no additional duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Base Indenture and, in carrying out its responsibilities hereunder and thereunder, the Series Trustee shall have all of the rights, powers, privileges, protections, duties, immunities and obligations which it possesses under the Base Indenture. The Series Trustee shall not constitute a successor Trustee with respect to the Existing Trustee, and the Existing Trustee and the Series Trustee shall not constitute co-trustees. Nothing in this Supplemental Indenture shall be construed to create or impose any liability on the Existing Trustee for any acts or omissions of the Series Trustee. The Series Trustee shall have no liability for any acts or omissions of the Existing Trustee. The Existing Trustee shall continue to constitute a Trustee under the Base Indenture and may be appointed as the Trustee with respect to a series of Securities after the date hereof.

References in this Supplemental Indenture and in any supplemental indenture pursuant to which the terms of any Securities with respect to which the Series Trustee shall be the Trustee to sections of the Base Indenture that require or permit actions by the Trustee with respect to any such Securities shall be deemed to require or permit actions only by the Series Trustee and the Existing Trustee shall have no responsibility therefor.

In any series of Securities for which the Series Trustee serves as Trustee, express references in the Base Indenture to The Bank of New York Mellon Trust Company, N.A. shall be deemed to be references to the Series Trustee.

Section 1.5 Notices.

Any notice or communication to the Company, any Subsidiary Guarantor or the Series Trustee or any Agent shall be sufficiently given if given in accordance with the Base Indenture, addressed as follows:

If to the Company or any Subsidiary Guarantor:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Assistant Treasurer

Fax: (405) 849-6119

If to the Series Trustee or any Agent:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: Corporates Team - Chesapeake Energy Corporation

Fax: (732) 578-4635

The Company or any Subsidiary Guarantor or the Series Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.1 Recitals by the Company.

The recitals in this Supplemental Indenture are made by the Company only and not by the Existing Trustee or the Series Trustee.

Section 2.2 Ratification and Incorporation of Indenture.

As amended and supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to, and only with respect to, the series of Securities for which for which the Series Trustee shall be the Trustee.

Section 2.3 Counterpart Originals

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

Section 2.4 Governing Law

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.5 Severability.

In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:
CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Signature Page to Fourteenth Supplemental Indenture

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHESAPEAKE E&P HOLDING CORPORATION

CHESAPEAKE NG VENTURES CORPORATION

CHESAPEAKE OPERATING, INC.

CHK ENERGY HOLDINGS, INC.

WINTER MOON ENERGY CORPORATION

AMGS, L.L.C.

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.

CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.

CHESAPEAKE PLAZA, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

CHESAPEAKE WEST TEXAS GATHERING, L.L.C.

EMLP, L.L.C.

EMPRESS, L.L.C.

GSF, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

MKR HOLDINGS, L.L.C.

NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

CHESAPEAKE LOUISIANA, L.P.

By: Chesapeake Operating, Inc., its General Partner

EMPRESS LOUISIANA PROPERTIES, L.P.

By: EMLP, L.L.C., its General Partner

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Signature Page to Fourteenth Supplemental Indenture

TRUSTEE:
DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ LINDA REALE
Name:	Linda Reale
Title:	Vice President

By:	/s/ KENNETH R. RING
Name:	Kenneth R. Ring
Title:	Vice President

Signature Page to Fourteenth Supplemental Indenture